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                     RECIPROCAL TELECOMMUNICATIONS AGREEMENT



AGREEMENT made this 11th day of November, 1996 by and between IDT CORPORATION (hereinafter "CUSTOMER"), located at 294 State Street, Hackensack, New Jersey 07601 and PICKNET, INC., located at 155 Route 46 West, Third Floor, Wayne, New Jersey 07470 (hereinafter "PICK").

                                   WITNESSETH:

WHEREAS, PICK and Customer are in the business of providing telecommunications services; and

WHEREAS, Customer desires to purchase telecommunications services from PICK and PICK desires to purchase telecommunications services from Customer;

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the parties agree as follows:

1.       Services.
         --------

         (A) PICK agrees to furnish to Customer, and Customer agrees to purchase from PICK, the telecommunications services set forth in Exhibit A attached hereto.

         (B) Customer agrees to furnish to PICK and PICK agrees to purchase from Customer, the telecomnunications services as set forth in Exhibit B attached hereto.

         (C) Interconnection between Customer and PICK, for purposes of performance hereunder, shall occur as agreed between the parties.

         (D) It is understood that all Services provided by the parties hereunder are provided for resale by the other party to its end users, customers or subscribers.

2. Terms. This Agreement shall commence on the 1st day of November, 1996 (the "Commencement Date") and continue for a period of one (1) year. This Agreement shall thereafter continue, on the same terms and conditions, on a month-to-month basis unless either party notifies the other party in writing not less than thirty (30) days prior to the termination date of its desire to terminate this Agreement.

3.       Rates.
         -----

         PICK and Customer agree that each is granting the other most favorable price per minute rates in the Exhibits attached to this Agreement as follows:


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         (A) During the term of this Agreement, PICK shall charge for the telecommunications services, and Customer shall pay for such telecommunication services, that amount as determined by using the appropriate rates set out in Exhibit A.

         (B) During the term of this Agreement, Customer shall charge for the telecommunication services, and PICK shall pay for such telecommunication services, that amount as determined by using the appropriate rates set out in Exhibit B.

         (C) PICK and Customer shall have the right to modify the rates and conditions set forth in Exhibits "A" and "B" at any time during this Agreement, but shall give the other party at least seven (7) days prior notice. Both parties agree to provide each other with initial traffic projections, by country, to the top ten (10) countries they are interested in purchasing rates for from the other. Thereafter each will provide such projections to the other on a quarterly basis. Projections shall be given on the Forms attached as
Exhibit 2A and 2B (to this Agreement) respectively as appropriate.

         (D) Billing shall include raw CDR (unrated) and completely rated summaries by country showing number of calls, number of minutes and corresponding charges.

         (E) All calls other than calls to Mexico, will be billed with a thirty second minimum and thereafter in six-second increments rounded to the next highest one-tenth of a minute per all record. Calls to Mexico are billed in one minute increments.

4.       Charges and Payment Terms.
         -------------------------

         (A) PICK and Customer hereby acknowledge the charges for the provision of Service will be billed as provided herein and that payment for such Service shall be payable in U.S. dollars. For each week during the term of this Agreement, PICK and Customer will provide the other party with an invoice for Service provided during the previous week. The invoice amounts due and payable by PICK and Customer shall be offset, and the party which has a balance payable after such netting shall make payment to the other party on or before the second
(2nd) day of the following week. Late payments will be assessed a late charge of 1.5% per month or the maximum amount permitted by law, whichever is less. Payments shall be made by wire transfer or such other methods as may be agreed by the parties.

         (B) Should either PICK or Customer dispute any of the charges on the weekly invoice, it shall notify the other party of the disputed charges not later than sixty (60) days from the date of invoice. Said dispute shall set forth all details concerning the disputed charges in writing. In the event of a dispute, the entire invoice shall nevertheless be paid in accordance with the payment terms set forth herein. After resolution of the disputed portion of the invoice, the adjustments, if any, shall be immediately credited to the other party's account.

         (C) Each party hereby waives any deposit requirement from the other for providing services under this Agreement.

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5. Warranty. PICK and Customer will use reasonable efforts under the circumstances to maintain overall network quality. The quality of Service provided hereunder shall be consistent with other common carrier industry standards, government regulations and sound business practices. PICK AND CUSTOMER MAKE NO OTHER WARRANTIES ABOUT THE SERVICE PROVIDED HEREUNDER, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE.

6. Continuing Relationship and Termination. This Agreement and the relationship of the parties may be terminated by the non-defaulting party in accordance with applicable provision hereof and/or the occurrence of any of the following events which shall constitute a default:

         (A) Material breach of this Agreement after notice thereof and failure of the breaching party to cure such breach: (i) within seven (7) days of receipt of such notice where such breach involves a failure to make payments when due and (ii) within thirty (30) days of receipt of such notice for all other breaches;

         (B) The adjudication of bankruptcy of either party under any Federal, state or municipal bankruptcy or insolvency act, or the appointment of a receiver or any act or action constituting a general assignment by a party of its properties and interest for the benefit of creditors;

        (C) The determination by any governmental entity having jurisdiction over the Service provided under this Agreement that the relationship of the parties and/or Services provided hereunder are contrary to then existing laws.

7. Taxes. The parties acknowledge and understand that all charges stated in attached Exhibits are computed exclusive of any applicable use, excise, gross receipts, sales and privilege taxes, duties, fees or other similar liabilities (other than general income or property taxes). Such Additional Charges shall be paid by the party receiving services in addition to all other charges provided for herein. All applicable taxes, duties, fees or other liabilities shall be billed to the appropriate party by the other party unless such party provides the other party with applicable tax exemption documentation. Each party is solely liable for and hereby indemnifies and holds the other party harmless from filing all applications, forms, reports, returns, statements, and other documents and information with any payment of all taxes and/or assessments to all local, county, state, federal and other taxing authorities having jurisdiction with respect to any and all charges to each party's end users or customers for the services, including without limitation, any governmental agency or authority in any foreign country.

8. Suspension of Services. In the event payment in full is not received from either party when due, the other party shall have the right, after giving the defaulting party seven (7) days prior notice after the due date to suspend all or any portion of the Service to the defaulting party until such time as such party has paid in full all charges then due, including any late fees.


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9.       Liability; General Indemnity.
         ----------------------------

         (A) Limited Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF REVENUE, LOSS OF CUSTOMERS OR CLIENTS, LOSS OF GOODWILL OR LOSS OF PROFITS ARISING IN ANY MANNER FROM THIS AGREEMENT AND THE PERFORMANCE OR NON-PERFORMANCE OF OBLIGATIONS HEREUNDER.

THE LIABILITY OF PICK AND CUSTOMER WITH RESPECT TO THE INSTALLATION (INCLUDING DELAYS THEREOF), PROVISION, TERMINATION, MAINTENANCE, REPAIR, INTERRUPTION, OR RESTORATION OF ANY SERVICE OR FACILITIES OFFERED UNDER THIS AGREEMENT SHALL NOT EXCEED AN AMOUNT EQUAL TO THE CHARGE APPLICABLE UNDER THIS AGREEMENT TO THE PERIOD DURING WHICH SERVICES WERE AFFECTED. FOR THOSE SERVICES WITH MONTHLY RECURRING CHARGES, THE LIABILITY OF EITHER PARTY IS LIMITED TO AN AMOUNT EQUAL TO THE PROPORTIONATE MONTHLY RECURRING CHARGES FOR THE PERIOD DURING WHICH SERVICE WAS AFFECTED.

         (B) General Indemnity. In the event parties other then PICK and Customer shall have use of the Service, then PICK and Customer agree to forever indemnify and hold each other harmless from and against any and all claims, demands, suits, actions, losses, damages assessments or payments which may be asserted by said parties arising out of or relating to any defect in the Service.

10. Force Majeure. If either party's performance of this Agreement or any obligation hereunder is prevented, restricted or interfered with by causes beyond its reasonable control including, but not limited to, acts of God, fire, explosion, vandalism, cable cut, storm or other similar occurrence, any law, order, regulation, direction, action or request of the United States government or state or local governments, or of any department agency, commission, court, bureau, corporation or other instrumentality of any one or more said governments, or of any civil or military authority, or by national emergency, insurrection, riot, war, strike, lockout or work stoppage or other labor difficulties, supplier failure, shortage, breach or delay, then such party shall be excused from such performance on a day-to-day basis to the extent of such restriction or interference. Such party shall notify the other and use reasonable efforts under the circumstances to avoid or remove such causes of nonperformance and shall proceed to perform with reasonable dispatch whenever such causes are removed or cease. This provision shall not, however, relieve either party from making any payment when due.

11. Notices. All notices pursuant to this Agreement shall be deemed given when delivered personally or sent by registered mail or facsimile or overnight carrier (such as Federal Express), charges prepaid; as follows:


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    PICKNET, INC.                        IDT CORPORATION
    155 Route 46 West, Third Floor       294 State Street
    Wayne, NJ 07470                      Hackensack, NJ 07601
    FAX: (201) 812-4181                  FAX: (201) 928-1057
    Attn: Diego Leiva, President         Attn: Jonathan S. Levy, Vice President

Notice of change of address shall also be governed by this Paragraph.

12. No-Waiver. No term or provision of this Agreement shall be deemed waived and no breach or default shall be deemed excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. No consent by any party to, or waiver of, a breach or default by the other, whether express or implied, shall constitute a consent to, waiver of, or excuse for any different or subsequent breach or default.

13. Partial Invalidity. If any term or provision of this Agreement shall be found to be illegal or unenforceable, then notwithstanding such illegality or unenforceability, this Agreement shall remain in full force and effect and such term or provision shall be deemed to be deleted.

14. Exclusive Remedies. Except as otherwise specifically provided for herein, the remedies set forth in this Agreement comprise the exclusive remedies available to either party at law or in equity.

15. Use of Service. PICK and Customer agree to provide the Service specified hereunder upon condition that the Service shall not be used for any unlawful purpose. The provision of Service will not create a partnership or joint venture between the parties or result in a joint communications service offering to any third party.

16. Choice of Law. This Agreement shall be construed in accordance with the laws of the State of New Jersey. Both parties agree that jurisdiction and venue for any and all disputes under this agreement will be proper in the State of New Jersey, County of Bergen.

17.      Proprietary Information.
         -----------------------

         (A) Confidential Information. The parties understand and agree that the terms and conditions of this Agreement, and documents referred (including invoices to Customer for Service provided hereunder) herein, communications between the parties regarding this Agreement or the Service to be provided hereunder (including price quotes to Customer or PICK for any Service proposed to be provided or actually provided hereunder) and all information regarding the customers of Customer or PICK, as well as such information relevant to any other agreements between the parties (collectively "Confidential Information"), are confidential as between Customer and PICK.

         (B) Limited Disclosure A party shall not disclose Confidential Information unless subject to discovery or disclosure pursuant to legal process, or unless required by the SEC since

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both parties are public corporations, or to any other party other than the directors, officers, and employees of a party or agent's of a party including their respective brokers, lenders, insurance carriers or prospective purchasers of the party's business who have specifically agreed in writing to nondisclosure of the terms and conditions hereof. Any disclosure hereof required by legal process shall only be made after providing the non-disclosing party with notice thereof in order to permit the non-disclosing party to seek an appropriate protective order or exemption. Likewise, each party will give notice of any disclosure to the SEC to the other party. Violation by a party or its agents of the foregoing provision shall entitle the non-disclosing party, at its option, to obtain injunctive relief without a showing of irreparable harm or injury and without bond.

         (C) Press Releases. The parties further agree that any press release, advertisement or publication generated by a party regarding this Agreement, the Service provided hereunder or in which a party desires to mention the name of the other party's parent or affiliated company(ies), will be submitted to the non-publishing party for its written approval prior to publication.

         (D) Survival and Confidentiality. The provisions of this Paragraph will be effective as of the date of this Agreement and remain in full force and effect for a period equal to the longer of (i) five (5) years following the effective date of this Agreement; or (ii) five (5) years following the termination of all Service hereunder.

18. Successors and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or assigns, provided, however, that neither party shall assign or transfer its rights or obligations under this Agreement without the prior written consent of the other party, which shall not unreasonably be withheld and further provided that any assignment or transfer without such consent shall be void.

19.      General
         -------

         (A) Survival of Terms. The terms and provisions contained in this Agreement that by their sense and context are intended to survive the performance thereof by the parties hereto shall so survive the completion of performance and termination of this Agreement, including, without limitation, provision for indemnification and the making of any and all payments due hereunder.

         (B) Headings. Descriptive headings in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         (C) Industry Terms. Words having well-known technical or trade meanings shall be so construed, and all listings of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

         (D) Rule of Construction. No rule of construction requiring interpretation against the draftsman hereof shall apply in the interpretation of this Agreement.


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20. Entire Agreement. This Agreement consists of all of the terms and conditions contained herein; in executed Service Schedules that are identified herewith; and in documents incorporated herein specifically by reference. This Agreement constitutes the complete and exclusive statement of the understandings between the parties and supersedes all proposals and prior agreements (oral or written) between the parties relating to Service provided hereunder. No subsequent agreement between the parties concerning the Service shall be effective or binding unless it is made in writing and subscribed to by authorized representatives of Customer and PICK.

ACCEPTED and AGREED:

PICKNET  INC.                                        IDT CORPORATION


By: /s/ Raymond M. Brennan                         By:  /s/ Jonathan S. evy
    ------------------------                            -----------------------
    Raymond M. Brennan                                 Jonathan S. Levy
    Vice President                                      Vice President


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